Exhibit 10.1

THIRD OMNIBUS AMENDMENT TO MICROSOFT OPERATIONS DIGITAL

DISTRIBUTION AGREEMENT

AMENDMENT SUMMARY AND SIGNATURE PAGES

This Third Omnibus Amendment (“Amendment”) to the Microsoft Operations Digital Distribution Agreement is entered into between:

Microsoft Corporation

A corporation organized under the laws of the State of Washington, U.S.A. (“Microsoft”)

AND

Digital River, Inc.

A corporation organized under the laws of the State of Delaware, U.S.A. (“Company”)

Amendment Effective Date:	This Amendment shall become effective on the latter of the two signature dates set forth below.

Purpose and Scope:

Company and Microsoft are parties to a Microsoft Operations Digital Distribution Agreement dated September 1, 2006 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which Company has provided E-Commerce Activities to Microsoft in accordance with the terms of the applicable SOWs.

Company has agreed, as part of the E-Commerce Activities, to host “Microsoft Store” branded websites (“Store Websites”) and to make Product available for purchase by end-user customers from Microsoft in certain locales through those websites.

This Amendment (i) adds a new “Hosting & Services Addendum” to the Agreement (the “HSA”), which will apply when Company hosts, as part of the E-Commerce Activities, one or more Store Websites and makes products available for purchase by Authorized Parties through those Store Websites on Microsoft’s behalf, but does not provide payment processing services for Microsoft, and (ii) effectuates certain other changes to the Agreement made necessary by the inclusion of the HSA and Company’s performance of the E-Commerce Activities contemplated in the HSA and the related SOW(s).

This Amendment consists of the following:

•	This Amendment Summary and Signature Page

•	The Amendment Terms and Conditions

•	Attachment 1: Hosting & Services Addendum

•	Attachment 2: [*]

•	Attachment 3: [*]

•	Attachment 4: [*]

Microsoft and Company enter into this Amendment by signing below.

MICROSOFT CORPORATION	DIGITAL RIVER, INC.

Signature: /s/ Kevin Turner	Signature: /s/ Kevin Crudden
Print Name: Kevin Turner	Print Name: Kevin Crudden
Title: Chief Operating Officer	Title: General Counsel
Date: May 8, 2012	Date: May 1, 2012

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

AMENDMENT TERMS AND CONDITIONS

1. Extension of Term of Agreement.

(a) The date defined as the “Expiration Date” in the Agreement (and any subsequent amendments thereof executed prior to the Amendment Effective Date) is hereby deleted and replaced with a reference to the earlier of: (a) March 1, 2014; or (b) the date that is eighteen months (18) months after the date on which Company begins hosting the United States Microsoft Store website under the terms of the HSA (as defined below), rather than the terms of the Hosted Platform Addendum to the Agreement (i.e., with Microsoft handling the payment processing rather than Company). Unless the Agreement is terminated earlier, or the Expiration Date is again extended, the Agreement will expire on the new Expiration Date set forth in the preceding sentence. Microsoft may extend the Expiration Date (without, for the avoidance of doubt, any obligation to renegotiate the terms of the Agreement) for up to three separate six (6) month renewal terms by providing written notice to Company at least 90 days prior to the then-current Expiration Date. Subject to Section 1(b) below, such written notice may include Microsoft’s and its Affiliates’ election not to extend the Expiration Date with respect to one or more Regional HSA SOWs. Unless otherwise specified in the applicable SOW and unless a SOW is terminated in accordance with the terms of the Agreement, the previous sentence of this Section, or the applicable SOW, all SOWs entered into by Company and Microsoft on or after the Amendment Effective Date referencing the Agreement and the HSA shall be co-terminus with the Agreement.

(b) [*]

2. Addition of New Hosting & Services Addendum to the Agreement. A new Hosting & Services Addendum (the “HSA”) in the form of Attachment 1 to this Amendment is hereby added to the Agreement. The terms and conditions in the HSA shall apply only to SOWs which expressly reference the HSA and under which Company will, as part of the E-Commerce Activities specified in the applicable SOW, host one or more Store Websites and make products available for purchase by Authorized Parties from Microsoft through those Store Websites, but will not provide payment processing services for Microsoft (each an “HSA SOW”). Microsoft will be the seller and merchant of record for all Product sales consummated under HSA SOWs.

3. HSA SOWs and Approval of Locales; Reseller SOWs.

(a) Microsoft confirms that it is the goal of Microsoft and certain of its Affiliates to launch Store Websites for the locales listed in Attachment 3 to this Amendment (the “Planned Launch Locales”). Those Planned Launch Locales listed in Attachment 3 which are identified as “Pre-Approved Locales” have already been approved by Microsoft for a Store Website hosted by Company or one of its Affiliates (the “Pre-Approved Locales”). Those Planned Launch Locales listed in Attachment 3 which are identified as “Conditional Locales” are still under legal, tax, regulatory and/or business review by Microsoft for a Store Website hosted by Company or one of its Affiliates (the “Conditional Locales”).

(b) In order to facilitate the launch of the Store Websites for use by end-user customers in the Pre-Approved Locales and any Conditional Locales approved by Microsoft for a Store Website hosted by Company after the date of this Amendment, Microsoft and certain of its Affiliates party to Digital Distribution Agreements with Company and/or one of its Affiliates intend to enter into regional HSAs and a total of four (4) regional HSA SOWs for (i) the United States, (ii) the applicable locales in the Americas (excluding the United States), (iii) the applicable locales in Europe, the Middle East and Africa (EMEA), and (iv) the applicable locales in Asia Pacific, including Japan (APAC) (each, a “Regional HSA SOW”). Notwithstanding the foregoing, Company acknowledges that Microsoft may require, for tax or other reasons, that more than one HSA SOW be executed for one of the regions described in subparts (i) – (iv) above. If Microsoft requires that more than one HSA SOW be executed for a particular region, the parties agree that the HSA SOWs within a region shall be substantially similar and that all such HSA SOWs within that region shall be treated as a single Regional HSA SOW for purposes of this Amendment, including Section 1(b) of this Amendment (i.e. shall be extended or shall expire or be terminated together) and Attachment 2 to this Amendment (Exhibit F). Each Regional HSA SOW will, among other things, describe the relevant E-Commerce Activities to be provided by Company in the applicable locale(s). Microsoft’s decision as to whether to approve a Conditional Locale for a Store Website after the completion of Microsoft’s legal, tax, regulatory and business review and whether to engage Company to host the Store Website in each Conditional Locale will be made in Microsoft’s sole discretion. Microsoft shall have no liability to Company if it does not approve a Conditional Locale for a Store Website or engage Company to host that Store Website as part of the E-Commerce Activities.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(c) If Microsoft determines not to launch a Store Website under the HSA and the applicable HSA SOW in a Conditional Locale, or determines for business or legal reasons that Microsoft would prefer for Company to host a Store Website and sell Products, Upgrades and Third-Party Products to end-user customers in a specific Pre-Approved Locale on a reseller basis, it may request that Company host the Store Website for the Conditional Locale or Pre-Approved Locale and sell Products to end-user customers in the Conditional Locale or Pre-Approved Locale on a reseller basis. If Microsoft requests that Company host a Store Website and distribute Products to end-user customers in a Conditional Locale or Pre-Approved Locale through the Store Website on a reseller basis (and, if that Conditional Locale or Pre-Approved Locale is a Conditional Company Locale (as defined below), provided that Company agrees to do so), the relevant parties will negotiate in good faith the terms of a SOW referencing the Direct Reseller Addendum by and between the parties[*]

(d) Microsoft and Company agree that Company shall (1) host the Store Websites and perform the E-Commerce Activities contemplated in the HSA and the applicable HSA SOWs in all of the Pre-Approved Locales and any Conditional Locales approved by Microsoft after the Amendment Effective Date, (2) upon request by Microsoft, host the Store Websites and perform the E-Commerce Activities contemplated in the applicable SOW (including the sale of Products to end-user customers on a reseller basis) in any Conditional Locales which are not approved by Microsoft for a Store Website governed by the HSA and in any Pre-Approved Locale requested by Microsoft, except in Conditional Company Locales to which Company objects under subsection (c) above, and (3) use its commercially reasonable efforts to launch the foregoing Store Websites with the functionalities described in the applicable SOW on the targeted launch date specified by Microsoft.

(e) In those Pre-Approved Locales and Conditional Locales approved by Microsoft for a Website hosted by Company under the HSA where the Products, Upgrades and Third-Party Products available for purchase are limited to electronic software delivery (ESD) products only, Microsoft will engage Company to distribute back-up media for the assorted ESD Products, Upgrades and Third-Party Products on a reseller basis. If Microsoft desires to engage or is obligated to engage Company to distribute back-up media for Products and Upgrades sold through a Store Website or through other Microsoft channels to end-user customers in any locale on a reseller basis, Company will agree to the engagement unless that locale is a Conditional Company Locale and Company notifies Microsoft that it is unable to accept the engagement due to increased legal, tax or regulatory risk. The parties will negotiate in good faith the terms of a SOW referencing the Direct Reseller Addendum for any engagement described in this subsection (e), and that SOW [*] will be co-terminus with the Regional HSA SOW for that locale’s region unless terminated earlier for cause.

For the avoidance of doubt, Microsoft is engaging Company under the HSA, Direct Reseller Addendum and applicable SOWs on a non-exclusive basis and with no minimum commitments (volume or otherwise) by Microsoft in accordance with Section 2(b) of the Agreement.

4. [*]

5. [*]

6. [*]

7. Transition of United States and South Korea Microsoft Stores; Termination of U.S. Store SOW. Company currently hosts “Microsoft Store” branded e-commerce sites in the United States and South Korea pursuant to a Hosted Platform Addendum and applicable SOWs. It is the intention of the parties to transition the United States and South Korea e-commerce sites from the E-Commerce Activities contemplated in the relevant Hosted Platform Addendum (where Company provides payment processing services) (the “HPA”) to the E-Commerce Activities contemplated in the HSA and the related SOWs (where Company will not provide payment processing). Microsoft and Company agree to work in good faith to define a cutover and transition date and to effectuate a timely and orderly transition from the E-Commerce Activities in the current SOWs governed by the HPA to the new E-Commerce Activities described in the HSA and the

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

applicable SOWs. [*] On the date that Company commences hosting the United States Microsoft Store website under the terms of the HSA rather than the HPA, the applicable SOW governed by the HPA (the “U.S. Store SOW”) shall terminate and be of no further force and effect except to determine the respective rights and obligations of the parties in respect of purchases made before the cutover and transition. [*]

8. [*]

9. Amendments to Agreement. Notwithstanding section 15(a) of the Agreement, Microsoft shall have no right to terminate the Agreement, the HSA, or, except as expressly provided in Section 1 of this Amendment in connection with six-month extensions of the Expiration Date, any HSA SOW for convenience prior to the Expiration Date defined in Section 1 of this Amendment. For the avoidance of doubt, Company also shall have no right to terminate the Agreement, the HSA or any HSA SOW for convenience.

10. Definitions. Capitalized terms used in and not otherwise defined in this Amendment or the attachments shall have the meanings given to them in the Agreement.

11. No Further Amendment. Except as expressly modified by this Amendment, the Agreement and shall remain unmodified and in full force and effect.

12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and as executed shall constitute one agreement, binding on both parties even though both parties do not sign the same counterpart.

END OF AMENDMENT TERMS AND CONDITIONS

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 1

HOSTING & SERVICES ADDENDUM

TO

MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT

This Hosting & Services Addendum (this “HSA”) supplements and, to the extent applicable amends, the Agreement with respect to all SOWs which expressly reference this HSA and under which Company will, as part of the E-Commerce Activities, host one or more “Microsoft Store” branded websites and make products available for purchase by Users through those websites on Microsoft’s behalf, but will not provide payment processing services. For purposes of clarification, if Company will, as part of the E-Commerce Activities for an e-commerce site hosted by Company under a SOW, be processing payments on Microsoft’s behalf (where Microsoft is the seller of record) in addition to the hosting and other E-Commerce Activities contemplated in this HSA, the terms of the Hosted Platform Addendum to the Agreement (the “HPA”) will govern the applicable SOW rather than this HSA unless otherwise agreed in a signed writing.

1. Additional Definitions. Capitalized terms used in and not otherwise defined in this HSA shall have the meanings given to them in the Agreement. The terms below shall have the following meanings:

(a) “Company-Sourced Third-Party Products” means any and all third-party products and services available for purchase through a Website which Microsoft acquires directly from Company for the purpose of resale on a Website, but shall not include Products. If Microsoft elects to purchase Company-Sourced Third-Party Products from Company, Microsoft and Company acknowledge and agree that the terms governing such purchases and resale shall be set forth in a separate written agreement between the parties.

(b) “Content” means any and all text, pictures, sounds, graphics, video, or other data in any format whatsoever, integrated into or used on a Website, as such materials may be modified from time to time.

(c) “EULA” means the applicable Microsoft End-User License Agreement for a Microsoft Product or, if applicable, Third-Party Product.

(d) “Hosting Services” means those E-Commerce Activities provided by Company under a SOW and which may include, without limitation, (i) the creation or assembly of Websites on servers owned or controlled by Company; (ii) incorporating Content onto Websites; and/or (iii) hosting and/or maintaining Websites on servers owned or controlled by Company.

(e) “Microsoft-Sourced Third-Party Products” means any and all third-party products and services available for purchase through a Website which Microsoft acquires for the purpose of resale from a third-party other than Company, but shall not include Products.

(f) “Network” means a card association or network (e.g. Visa, MasterCard, Discover or American Express).

(g) “Network Rules” means the bylaws, rules, regulations, and other requirements issued by a Network from time to time, but solely to the extent that the foregoing are applicable to Microsoft or Company, as the case may be, in relation to the E-Commerce Activities provided under a SOW.

(h) “Territory” means the geographic territory(ies) designated in the applicable SOW within which Products, Upgrades and Third-Party Products will be sold to Users via the Website(s) under such SOW. If the United States is designated as a Territory, the Territory shall include United States military bases located outside of the United States.

(i) “Third-Party Product” means, collectively, the Company-Sourced Third-Party Products and the Microsoft-Sourced Third-Party Products.

(j) “Transaction” means the sale of one or more Product(s), Upgrades or Third-Party Products (and any related, ancillary products or services) offered for sale through the Website by Microsoft to a User through a single order where Microsoft acts as the seller and merchant of record and the sale is processed through the Website’s checkout experience.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(k) “Upgrade” means the upgraded Products and Third-Party Products that a User obtains through installation of certain encrypted upgrade software code in object code format provided by Microsoft and/or the purchase and application of license keys and key controls.

(l) “User” means a potential Customer, business partner, Microsoft employee or other person who accesses a Website.

(m) “Website” means a website (which may include a store, cart and/or checkout) which is branded with Microsoft’s trademarks, hosted by Company under this HSA, and through which certain Users may obtain and/or purchase Products, Upgrades, and Third-Party Products from Microsoft. Such Websites are created, assembled, hosted and maintained by Company under this HSA and a SOW. For the avoidance of doubt, the term “Website” shall not be deemed to include any webpage(s) hosted and maintained by Microsoft, another vendor of Microsoft or a third party, regardless of whether the website is branded “Microsoft Store” or the URL for such website contains one or more of the same components as the URL for a Website (e.g. “microsoftstore”).

2. Microsoft as Seller and Merchant of Record for Transactions. Notwithstanding anything to the contrary, and except as otherwise provided in Section 15 below, Microsoft (and not Company) will be the seller and merchant of record for all sales of Products, Upgrades and Third-Party Products to Users through the Websites provided by Company pursuant to this HSA and any SOW. Microsoft shall have the sole discretion to set the price or license fee at which the Products, Upgrades and Third-Party Products are offered for sale to Users through the Websites. All prices to Users shall be in the currencies specified in the applicable SOW. As seller of record, title (or the relevant license rights, as the case may be) to Products, Upgrades and Third-Party Products shall pass directly from Microsoft to the User and at no time will Company be deemed to have or take title or other rights to any Product(s), Upgrades or Third-Party Products sold by Microsoft pursuant to this HSA and any related SOW (other than Company-Sourced Third-Party Products prior to sale to Microsoft or as otherwise provided in any agreement governing the terms of the sale of Company-Sourced Third-Party Products to Microsoft). Company shall have the right to reject any Product, Upgrade or Third-Party Product for listing through the Website(s) that is not compliant with applicable laws, rules or regulations.

[*]

3. Development and Maintenance of Websites.

(a) Company shall develop and maintain Websites in accordance with the guidelines and requirements detailed in the applicable SOW. As the seller of record, Microsoft shall control the privacy policy, terms and conditions of sale, and returns policy utilized in connection with the Website(s) [*]. Company shall incorporate any terms of use, terms of sale, privacy policies and other notices onto the Websites that are required in good faith by Microsoft from time to time, so long as such notices are in compliance with applicable laws, rules and regulations. Each party shall comply with all applicable laws, rules and regulations in connection with the development and maintenance of the Websites and the parties shall cooperate in good faith to ensure that the Websites remain in compliance with all applicable laws and regulations. In accordance with Section 13(a) of the Agreement, Microsoft will indemnify Company against any Third Party Claims arising from Microsoft’s failure to obtain and maintain in full force and effect any and all consents, authorizations, approvals and licenses required to be obtained by Microsoft in connection with the sale of the Products, Upgrades and Third-Party Products pursuant to this HSA and the SOWs.

4. Hosting Support. In addition to the Hosting Services described in the applicable SOW, Company shall provide support in connection with the Hosting Services as follows:

(a) conduct website and server maintenance [*];

(b) [*];

(c) provide technical support to Microsoft’s customer service representatives in respect of the operation of the Website and User issues relating thereto as described in the applicable SOW; and

(d) provide Microsoft and its designated vendors, contractors and agents with online access to its Commerce Command Console (the “Administration Interface”), through which Microsoft may administer certain parts of the Website;

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

add, remove, or change information related to Products, Upgrades and Third-Party Products available for sale through the Website (including, without limitation, the pricing applicable thereto and promotions in respect thereof) and obtain standard online reports (it being understood and agreed that if Microsoft modifies any terms applicable to the Products, Upgrades or Third-Party Products on the Website(s) through the Administration Interface, that Company shall not be responsible for any deviation between such information, as modified, and any conflicting requirements in this HSA or the applicable SOW). With respect to access and use of the Administration Interface, Microsoft will be responsible for those vendors, contractors and agents to whom Microsoft grants access to the Administration Interface to the same extent as if such vendors, contractors and agents were Microsoft employees.

5. Ownership of Content; Reaffirmation of Ownership of Materials and Company IP. Company acknowledges that any Content provided to it by or on behalf of Microsoft pursuant to this HSA or any SOW shall constitute “Materials” under the Agreement and is the property of Microsoft or its licensors, and that Company has no rights in such Materials except for any applicable license rights contained in the Agreement. Microsoft shall own all Website URLs and Company shall be deemed to have a limited license during the term of the applicable SOW to use such URLs solely in connection with the E-Commerce Activities specified in the applicable SOW or as is necessary to perform the E-Commerce Activities. Microsoft acknowledges that any Company-provided Content utilized on the Website which does not constitute Materials or a Deliverable shall be deemed “Company IP” under the Agreement and is the property of Company or its licensors, and that Microsoft has no rights in such Company IP except for any applicable license rights contained in the Agreement. Microsoft further acknowledges that neither Company-provided Content nor any aspect of Company’s core infrastructure or functionality in its e-commerce platform used to dynamically generate Website pages or any implementation thereof utilized in connection with the E-Commerce Activities contemplated in this HSA or any SOW shall be deemed a “Deliverable” under the Agreement and that such items shall be deemed to be Company IP, unless specifically provided to the contrary in the applicable SOW. Microsoft shall not disassemble, decompile, or otherwise reverse engineer or otherwise attempt to learn the source code or algorithms underlying any Company IP.

(a) Each party shall be responsible for its respective Content and shall ensure that such Content does not and will not: (i) contain any material that is unlawful, obscene, or defamatory or that violates any intellectual property rights or any other rights of any third party, or (ii) promote or facilitate any violence, discrimination or other illegal activities.

(b) Each party shall obtain any and all necessary clearances, releases, approvals and consents from third parties and make any and all required payments to third parties in connection with the other party’s use of such party’s Content in connection with the E-Commerce Activities.

6. Termination of Any Website; Discontinuance of Products, Upgrades or Third-Party Products.

(a) Microsoft shall have the right, with not less than thirty (30) days’ prior written notice, to require Company to shut down any Website URL if Microsoft reasonably believes that Company or Microsoft’s use of such URL in connection with the E-Commerce Activities violates the rights of any third party, provided that Microsoft shall use best efforts to secure an alternative URL for the purpose of the applicable SOW as soon as reasonably practicable. Microsoft shall further have the right, at any time and for any reason, with notice to Company, to discontinue the sale of any Product, Upgrade or Third-Party Product, or the use of Company or a Website to sell such Product, Upgrade or Third-Party Product. Following receipt of any written notice from Microsoft that it desires to discontinue the sale of any Product, Upgrade or Third-Party Product, Company shall remove such Product, Upgrade or Third-Party Product (including any advertising) from the Website(s) as promptly as reasonably practicable (but will use best efforts to do so within five (5) calendar days) after receipt of such notice from Microsoft.

(b) In the event any claim in connection with any Product, Upgrade and/or Third-Party Product offered for sale through a Website is asserted against Company, its Affiliates, Microsoft, and/or the manufacturer or publisher of such Product, Upgrade and/or Third-Party Product (if not Microsoft), and Company reasonably believes (in the opinion of its legal counsel) that such claim is non-frivolous and could subject Company to increased legal or business risk should such Product, Upgrade and/or Third-Party Product remain available for sale through the Website then Company will have the right to or suspend or terminate the sale of such Product, Upgrade and/or Third-Party Product in connection with the HSA and any applicable SOWs with not less than fifteen (15) days prior written notice to Microsoft, and may take such other actions as it deems to be reasonably necessary to comply with applicable law (including without limitation the “safe harbor” provisions of the Digital Millennium Copyright Act or similar local legislation).

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

7. Privacy, PCI and Export Requirements.

(a) Privacy Notices. Each Website must contain clear and conspicuous privacy notices provided by Microsoft which includes a statement that Microsoft may share with third parties (such as Company), or authorize third parties to collect and use certain User information in connection with the processing of a User’s order for the purchase of Products, Upgrades and/or Third-Party Products as well as for ongoing fraud control and (if applicable) customer service. The privacy notices must comply with all relevant laws. As between Users and Microsoft, Transactions shall be governed by Microsoft’s privacy notice applicable to the Website. Any User information obtained by Company in connection with the E-Commerce Activities provided under this HSA shall be governed by the restrictions on the use of Personal Information contained in the Agreement.

(b) PCI Security Standards; Network Rules. Company will comply with the applicable PCI security standards established by the PCI Security Standards Council (including the PCI DSS requirements for cardholder data (Level 1) and the PCI Payment Application DSS for certain payment applications) which are required to be implemented under the Network Rules (the “PCI Standards”) if (i) Company has access to Users’ Personal Information in connection with the E-Commerce Activities contemplated under an HSA SOW, or (ii) Microsoft is obligated by any applicable law, Network Rules, or contract with its payment processors to cause Company to comply with such PCI Standards. In either circumstance, Company will provide to Microsoft upon Microsoft’s request, on an annual basis, a certification of a duly authorized officer who has knowledge of Company’s compliance with the PCI Standards, which certification will state that that Company is in compliance with the PCI Standards. With respect to any locale where Company will perform E-Commerce Activities pursuant to this HSA and the applicable SOWs, Company will comply with any other applicable data security requirements and standards imposed by the Network Rules or regulations applicable to such locale if (1) Company has access to Users’ Personal Information in connection with the E-Commerce Activities contemplated under an HSA SOW, or (2) Microsoft is obligated by any applicable law, Network Rules, or contract with its payment processors to cause Company to comply with such requirements. Microsoft will defend, indemnify and hold harmless Company against any Third Party Claims arising from Microsoft’s failure to comply with the PCI Standards or any applicable data security regulations.

(c) Export Compliance. The parties acknowledge that the hardware, software and technology of the other may be subject to U.S. export jurisdiction. Each party must comply with all applicable international and national laws, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations, and end-user, end use and destination restrictions by U.S. and other governments. For additional information, see www.microsoft.com/exporting.

8. Inventory Management. Without limiting any other term herein, the parties agree that the Inventory Management Terms and Conditions attached to the Agreement (the “Inventory Management TC”) shall apply to any Inventory and Third-Party Products in Company’s possession or under Company’s control under this HSA and any SOW. All Inventory and Third-Party Products made available for purchase through a Website in connection with this HSA, and all components thereof, shall constitute (a) “Inventory” and a part of the “Microsoft Inventory and Related Materials” for all purposes of the Inventory Management TC and (b) “Inventory” for all purposes of the Agreement. If provided in the applicable SOW, Company will provide Users with physical media, documentation and components.

9. [*]

10. End-User License Agreement. Where Company, its agents or subcontractors is responsible for digital fulfillment as designated in the applicable SOW, Company shall provide Customers with the EULAs for Microsoft Products (in the form specified by Microsoft in writing and updated by Microsoft from time to time at its sole discretion) which govern User’s use and license of the Products or Upgrades. Microsoft will be solely responsible for the terms of, and its compliance with, any and all EULAs relating to Products and Upgrades.

11. [*]

12. Physical and Digital Fulfillment. Unless otherwise provided in the applicable SOW, Microsoft or its vendors will be responsible for fulfilling Products, Upgrades and Third-Party Products purchased by Users in respect of which Microsoft is the seller of record. If Company distributes back-up media or other Products, Upgrades or Third-Party Products on a reseller basis under a SOW governed by the Direct Reseller Addendum, Company will be responsible for fulfilling those items. Unless otherwise agreed to in the applicable SOW, Company shall not be obligated to provide customer service to Users relating to Products, Upgrades or Third-Party Products purchased through the Website, except as specifically provided in Section 4(c) of this HSA.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

13. [*]

14. Audit Rights. Microsoft will maintain accurate books and records relating to its sale and the return of Products, Upgrades and Third Party Products by Microsoft and related Transactions. Not more than twice per calendar year, Company may request copies of Microsoft’s books and records that are directly related to Product, Upgrade and Third-Party Product sales and returns and related Transactions through the Websites hosted by Company under this HSA and the related SOWs. Promptly (which in no event should exceed 30 days) after any such request by Company, Microsoft shall provide or make available copies of the relevant books and records for Company’s review. Company’s review of such copies shall be strictly limited to verifying that Microsoft has paid the appropriate amounts to Company [*]. In the event that such an audit reveals a material discrepancy, Company may request and Microsoft will provide such additional documentation as is reasonably necessary to resolve such discrepancy. [*]

15. Third-Party Sellers. Company agrees to use good faith efforts to cooperate with Microsoft and third parties in connection with the integration of the Websites and the E-Commerce Activities with the services and products of Microsoft and Microsoft’s other vendors and service and product providers (“Other Providers”). [*]

16. [*]

17. Order of Precedence. In the event of an irreconcilable conflict between this HSA and the Agreement, this HSA controls with respect to any SOW. In the event of a conflict between this HSA and any SOW created hereunder, the provisions of the SOW with respect to such conflicting provision shall control over this HSA if (but only if) such conflicting provisions expressly reference the specific Section in the HSA that the parties intend to amend or supersede; otherwise, the HSA shall control. This HSA does not amend or replace the Direct Reseller Addendum or the Hosted Platform Addendum to the Microsoft Operations Digital Distribution Agreement by and between the parties.

18. No Further Amendment. Except as expressly modified by this HSA, the Agreement shall remain unmodified and in full force and effect.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 2

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*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 3

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*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 4

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*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.